Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus dated February 1, 2019, of our report dated March 28, 2018, with respect to the financial statements of Menlo Therapeutics Inc. as of December 31, 2017 and 2016 and for the three years then ended, and to the reference to us under the heading “Experts” in this Prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 1, 2019